                                                                    EXHIBIT 4.2




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                        AMERICAN BUSINESS PRODUCTS, INC.





                                 NOTE AGREEMENT

                          Dated as of December 1, 1993





                         $48,000,000 5.77% Senior Notes
                              Due December 1, 2003


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

                              TABLE OF CONTENTS




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
Section 1. DESCRIPTION OF NOTES AND COMMITMENT

              1.1  Description of Notes   . . . . . . . . . . . . . . . . . . . . . . . . .            1
              1.2  Commitment; Closing Date . . . . . . . . . . . . . . . . . . . . . . . .            1
              1.3  Other Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2

Section 2. PREPAYMENT OF NOTES

              2.1  Required Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .            2
              2.2  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .            2
              2.3  Prepayment of Notes Upon Change in Control . . . . . . . . . . . . . . .            2
              2.4  Prepayment for Certain Non-Fundamental Changes . . . . . . . . . . . . .            3
              2.5  No Other Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .            3
              2.6  Notice of Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . .            3
              2.7  Surrender of Notes on Transfer or Exchange . . . . . . . . . . . . . . .            4
              2.8  Allocation of Prepayment   . . . . . . . . . . . . . . . . . . . . . . .            4
              2.9  Direct Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
              2.10 Payments Due on Non-Business Days. . . . . . . . . . . . . . . . . . . .            4

Section 3. REPRESENTATIONS

              3.1  Representations of the Company . . . . . . . . . . . . . . . . . . . . .            5
              3.2  Reprsentations  of the Company . . . . . . . . . . . . . . . . . . . . .           11

Section 4. CLOSING CONDITIONS

              4.1  Representations and Warranties . . . . . . . . . . . . . . . . . . . . .           12
              4.2  Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
              4.3  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
              4.4  Sale of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
              4.5  Legality of Investment . . . . . . . . . . . . . . . . . . . . . . . . .           12
              4.6  Satisfactory Proceedings . . . . . . . . . . . . . . . . . . . . . . . .           13
              4.7  Payment of Fees and Expenses . . . . . . . . . . . . . . . . . . . . . .           13
              4.8  Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . .           13
              4.9  Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . .           13





                                (i)

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
Section 5. COMPANY AND NOTEHOLDER COVENANTS

              5.1  Corporate Existence . . . . . . . . . . . . . . . . . .            13
              5.2  Insurance . . . . . . . . . . . . . . . . . . . . . . .            13
              5.3  Taxes, Claims for Labor and Materials
                    and Compliance with Laws . . . . . . . . . . . . . . .            14
              5.4  Maintenance of Properties . . . . . . . . . . . . . . .            14
              5.5  Maintenance of Records  . . . . . . . . . . . . . . . .            14
              5.6  Nature of Business  . . . . . . . . . . . . . . . . . .            14
              5.7  Net Worth   . . . . . . . . . . . . . . . . . . . . . .            15
              5.8  Funded Debt   . . . . . . . . . . . . . . . . . . . . .            15
              5.9  Subsidiary Funded Debt  . . . . . . . . . . . . . . . .            15
              5.10 Limitations on Liens  . . . . . . . . . . . . . . . . .            15
              5.11 Merger or Consolidation . . . . . . . . . . . . . . . .            17
              5.12 Sale of Assets. . . . . . . . . . . . . . . . . . . . .            18
              5.13 Repurchase of Notes . . . . . . . . . . . . . . . . . .            18
              5.14 Transactions with Affiliates. . . . . . . . . . . . . .            19
              5.15 ERISA . . . . . . . . . . . . . . . . . . . . . . . . .            19
              5.16 Financial Reports and Rights of Inspection  . . . . . .            19
              5.17 Filings with S&P and NAIC . . . . . . . . . . . . . . .            22
              5.18 Information to Prospective Purchasers . . . . . . . . .            23

Section 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR

              6.1  Nature of Events  . . . . . . . . . . . . . . . . . . .            23
              6.2  Acceleration of Maturities  . . . . . . . . . . . . . .            25
              6.3  Rescission of Acceleration  . . . . . . . . . . . . . .            25
              6.4  Other Remedies  . . . . . . . . . . . . . . . . . . . .            26
              6.5  Conduct No Waiver; Collection Expenses  . . . . . . . .            26
              6.6  Remedies Cumulative . . . . . . . . . . . . . . . . . .            26
              6.7  Notice of Default . . . . . . . . . . . . . . . . . . .            26

Section 7. AMENDMENTS, WAIVERS AND CONSENTS

              7.1  Consent Required  . . . . . . . . . . . . . . . . . . .            27
              7.2  Effect of Amendment or Waiver . . . . . . . . . . . . .            27
              7.3  Solicitation of Noteholders . . . . . . . . . . . . . .            27





                                (ii)

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 Section 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS

              8.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .            28
              8.2  Accounting Principles  . . . . . . . . . . . . . . . . . . . . .            35
              8.3  Directly or Indirectly . . . . . . . . . . . . . . . . . . . . .            35
              8.4  Valuation Principles . . . . . . . . . . . . . . . . . . . . . .            35

Section 9.   REGISTRATION, TRANSFER, EXCHANGE
             AND REPLACEMENT OF NOTES

              9.1  Registered Notes . . . . . . . . . . . . . . . . . . . . . . . .            35
              9.2  Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . .            35
              9.3  Replacement of Notes . . . . . . . . . . . . . . . . . . . . . .            36

Section 10.  MISCELLANEOUS

              10.1  Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . . . . .            36
              10.2  Powers and Rights Not Waived; Remedies Cumulative . . . . . . .            37
              10.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
              10.4  Reproduction of Documents . . . . . . . . . . . . . . . . . . .            37
              10.5  Successors and Assigns  . . . . . . . . . . . . . . . . . . . .            38
              10.6  Survival of Covenants and Representations . . . . . . . . . . .            38
              10.7  Integration; Severability . . . . . . . . . . . . . . . . . . .            38
              10.8  Governing Law Consent to Jurisdiction . . . . . . . . . . . . .            38
              10.9  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .            38
              10.10 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .            38
              10.11 Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . .            39

Annex I:      Subsidiaries
Annex II:     Description of Liens
Annex III:    Description of Indebtedness
Annex IV:     Summary of Insurance
Annex V:      Waivers
Annex VI:     Form of Summary Financial Information

Exhibit A:    Form of 5.77% Senior Note Due December 1, 2003
Exhibit B:    Legal Opinion of Special Counsel for the Purchasers
Exhibit C:    Legal Opinion of Counsel for the Company





                                      (iii)

                        AMERICAN BUSINESS PRODUCTS, INC.
                      2100 River Edge Parkway, Suite 1200
                             Atlanta, Georgia 30328


                                 NOTE AGREEMENT



                                                    Dated as of December 1, 1993

To each of the Purchasers
listed on Schedule I Hereto

Gentlemen:

         The undersigned, AMERICAN BUSINESS PRODUCTS, INC., a Georgia corporation (the "Company"), agrees with you as follows:

Section 1. DESCRIPTION OF NOTES AND COMMITMENT

         1.1 Description of Notes. The Company will authorize the issuance and sale of $48,000,000 aggregate principal amount of its 5.77% Senior Notes due December 1, 2003 (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 5.77% per annum, to mature December 1, 2003, to bear interest on overdue principal (including any overdue required or optional prepayment), Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of (i) the arithmetic mean of the rates of interest published for the five Business Days preceding the applicable payment date by The Wall Street Journal (or any successor publication) under the caption "Money Rates -- Prime Rate" plus two percent (2%) or (ii) 7.77%, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1994, and at maturity and shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include the Note delivered pursuant to this Agreement and each Note issued upon transfer thereof or in exchange therefor. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account on whose behalf you are purchasing Notes. You, together with the other purchasers named in Schedule I, are hereinafter sometimes referred to as the "Purchasers."

         1.2 Commitment. Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the Company in the principal amount set opposite your name in Schedule I at a price of 100% of the principal amount thereof on the Closing Date hereinafter defined.

         Delivery of the Notes will be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Quaker Tower, Chicago, Illinois 60610, at 10:00 a.m., Chicago Time, on December 15, 1993 or at such later time or on such other date as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal Funds or other immediately available funds in U.S. dollars transmitted to NationsBank, Atlanta, Georgia, ABA No. 061000052, for deposit in the Company's Account No. 02243459. The Notes will be delivered to you in the fully registered form for the full amount of your purchase, registered in your name or in the name of your nominee, all as you may specify in Schedule I attached hereto. If on the Closing Date the Company shall fail to tender the Note to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Note.

         1.3 Other Purchasers. Your obligation and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the act of any other Purchaser.

Section 2. PREPAYMENT OF NOTES

         2.1 Required Prepayments. In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes that may be outstanding from time to time, the Company agrees that it will prepay and apply and there shall become due and payable $6,857,143 of the outstanding principal amount of the Notes, or such lesser amount as would constitute payment in full on the Notes on such date, on December 1 of each year, commencing December 1, 1997. The entire unpaid principal amount of the Notes shall become due and payable on December 1, 2003. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. No Make-Whole Amount or any other premium shall be payable in connection with any required prepayment made when due pursuant to this Section 2.1.

         2.2 Optional Prepayments. Upon notice as provided in Section 2.6, the Company may prepay the outstanding Notes, in whole or in part (but if in part in a principal amount of not less than $ 1,000,000, or such less amount as shall then be outstanding), on any Business Day by payment of the principal amount of the Notes to be prepaid, plus accrued interest thereon to the date of such prepayment, together with the Make-Whole Amount, if any, then applicable.

        2.3 Prepayment of Notes upon Change in Control. (a) In the event of a Change in Control, the Company shall, immediately upon learning thereof, but in any event within five Business Days after the date of occurrence of such Change in Control, give written notice to each holder of outstanding Notes of the Change in Control, accompanied by a certificate of an authorized officer of the Company certifying that a Change in Control has occurred. Such notice shall (i) contain the written, irrevocable offer of the Company to prepay, on a Business Day specified in such notice (the "Prepayment Date") which shall be a date not less than 30 nor more than 90 calendar days after the date on which the notice of such Change in Control was received by each holder of the Notes, the entire principal amount of the Notes held by each holder at a price equal to 100% thereof, together with interest accrued thereon to (but not including) the Prepayment Date and the Make-Whole Amount, if any, (ii) include a calculation of the estimated amount of the Make-Whole Amount, (iii) state the accrued interest applicable to the prepayment and (iv) specify the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be earlier than 10 calendar days prior to the Prepayment Date. Not earlier than 7 calendar days prior to the Prepayment Date, the Company shall give notice to all holders of Notes identifying each holder (and the principal amount of Notes held) who has given notice of acceptance of the Company's offer, and thereafter any holder may change its response to the Company's offer by notice to such effect delivered to the Company not less than 3 calendar days prior to the Prepayment Date. The aggregate principal amount of Notes held by holders who have accepted the Company's offer and not revoked such acceptance shall become due and payable on the Prepayment Date at a price equal to 100% of the principal amount of the Notes so to be prepaid and accrued interest thereon to the Prepayment Date together with the Make-Whole Amount, if any, then applicable.

         (b) In the event that the chief executive, chief operating officer or the chief financial officer of the Company becomes aware that an agreement has been entered into or a written offer is made which will or, in the case of any such offer, could result in a Change in Control, the Company will notify the holders of the Notes of such event promptly upon obtaining knowledge thereof but in any event within five days, making specific reference to this Section 2.3, to the facts and circumstances surrounding any such event in reasonable detail, and to the rights of the holders of the Notes hereunder.

         2.4 Prepayment for Certain Non-Fundamental Changes. In the event that the Company delivers a Non-Fundamental Change Request to each Noteholder, and such Non-Fundamental Change is not consented to by Noteholders holding at least 67% in aggregate principal amount of the Notes then outstanding, then, upon notice as provided in Section 2.6, the Company may prepay the entire principal amount of all Notes held by each non-consenting Noteholder, at a price equal to 100% of the principal amount of the Notes to be prepaid and accrued interest thereon to the date of such prepayment, together with the Make-Whole Amount, if any, then applicable.

         2.5 No Other Prepayments. Except as provided in Sections 2.1, 2.2,
2.3 and 2.4, the Notes shall not be prepayable in whole or in part prior to their maturity.

         2.6 Notice of Prepayments. (a) The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.2 or 2.4 to each holder thereof, not less than 30 days nor more than 60 days before the date fixed for such optional prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date and (iii) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all information required to be provided by the Company pursuant to Section 2.3 and

Section 2.4. Notice of such prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon, shall become due and payable on the prepayment date specified in such notice.

         (b) In the case of any prepayment of the Notes pursuant to Section 2.2, 2.3 or 2.4, the Company shall also give notice to each holder of the Notes by telecopy, telegram or other sameday written communication on the Determination Date (confirmed in a writing delivered at least two Business Days prior to the payment date) of the estimated Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.

         2.7 Surrender of Notes on Transfer or Exchange. Upon any partial transfer or partial exchange of a Note pursuant to Section 9.2, such Note shall, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 9.2 hereof in exchange for one or more new Notes equal to the principal amount remaining unpaid on the surrendered Note or (ii) be made available to the Company for notations thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company upon request for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

         2.8 Allocation of Prepayments. All partial prepayments of the Notes pursuant to Sections 2.1 and 2.2 shall be allocated to all outstanding Notes ratably in accordance with the unpaid principal amount thereof. Any prepayment of less than all the Notes pursuant to Section 2.2, 2.3 or 2.4 shall be applied ratably to the required prepayments under Section 2.1.

         2.9 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you by wire transfer of immediately available funds to such account in your name as you have designated in Schedule I hereto, or as you may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company upon request for cancellation. Any wire transfer shall identify such payment in the manner set forth in the attached Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. If the transferee of any Note held by you is an Institutional Holder or its nominee and shall request the Company to make all payments on account of such Note that are payable in cash either by check or by wire transfer of immediately available funds at an address specified in such request, the Company will make such payments in compliance with such request.

         2.10 Pavements Due on Non-Business Days. In any case where the date of any required prepayment of the Notes or any scheduled interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is not a Business Day, then such payment or prepayment need not be made on such scheduled date but may be made on the next succeeding Business Day (with interest accrued to the actual payment date), with the same force and effect as if made on the due date.

Section 3. REPRESENTATIONS

         3.1 Representations of the Company. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

         (a) Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own and operate its property, to carry on its business as now conducted, to enter into this Agreement and to issue and sell the Notes as contemplated in this Agreement. The Company and each of its Subsidiaries has all franchises, licenses, permits and other authority necessary to carry on its business as now being conducted and to own and operate its property.

         (b) Qualification to Do Business. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect on the Company. A list of those jurisdictions wherein the Company is qualified to do business is set forth in the attached Annex I.

         (c) Subsidiaries. The Company has no Subsidiaries except those listed in Annex I, which correctly sets forth the percentage of the outstanding capital stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries and whether such Subsidiary is a Restricted Subsidiary. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified in each other jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect on such Subsidiary. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in the attached Annex I. Each Subsidiary has full corporate power and authority and all necessary licenses and permits to own its properties and to carry on its business as now conducted, except for such licenses and permits the failure of which to obtain will not have a Material Adverse Effect on such Subsidiary. The Company and/or one or more Subsidiaries have good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any Lien, and all such shares have been duly issued and are fully paid and nonassessable.

         (d) Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1991 and December 31, 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the two years ended December 31, 1991 and December 31, 1992, certified by the Company's independent public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the financial condition and results of operations and cash flows of the Company and its Subsidiaries for and as of the end of each of such years. The unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1993 and June 30, 1992 and the unaudited statements of income, changes in stockholders' equity and cash flows for the six-month period ended on said dates have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of said dates and the result of their operations and cash flows for said period, subject to customary year-end adjustments.

         (e) No Contingent Liabilities or Adverse Changes. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company or any of its Subsidiaries other than as described in the financial statements referred to in paragraph (d) of this Section 3.1. Since December 31, 1992, there have been no material adverse changes in the condition, financial or other, of the Company or any of its Subsidiaries.

         (f) No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge of the Company and its Subsidiaries, affecting or threatened against the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or arbitration board or tribunal, domestic or foreign, which might result, either individually or collectively, in any Material Adverse Effect on the Company or any of its Subsidiaries or which could have a material adverse effect on the consummation of the transactions contemplated hereby.

         (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which it is a named party; or (y) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses, except for any such violations which would not individually or in the aggregate have a Material Adverse Effect on the Company or any of its Subsidiaries or which would not individually or in the aggregate have a material adverse effect on the consummation of the transactions contemplated hereby.

                 (ii) Neither the Company nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a Material Adverse Effect on the Company and its Subsidiaries. The Company does not know of any liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which might result, individually or in the aggregate, in a Material Adverse Effect.

                 (iii) Neither the Company, any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

         (h) Pension Reform Act of 1974. Assuming your representations in
Section 3.2 of this Agreement are true and accurate, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a determination that each "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), established, maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation and supplemental retirement benefits for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Company or any Subsidiary no "multi-employer plans," as defined in Section 4001(a)(3) of ERISA, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Company or any Subsidiary: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code. As of the last valuation date, December 10, 1992, the present value of all benefits vested under all Plans did not exceed the value of the assets of the Plans allocable to such vested benefits by an amount greater than $500,000 in the aggregate.

         (i) Title to Properties. The Company and each of its Subsidiaries have
(i) good and marketable title in fee simple under applicable law to all the real property owned by each of them and (ii) good title to all of the other property it purports to own, including that reflected in the consolidated balance sheet delivered pursuant to Paragraph (d) of this Section 3.1 or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens of any kind, except

(x) those securing Indebtedness for borrowed money of the Company or a Subsidiary which are listed in the attached Annex II and (y) other Liens permitted pursuant to Paragraphs (a), (c) or (d) of Section 5.10 hereof, provided that any such Liens described in clauses (x) and (y) above do not, individually or in the aggregate, materially impair the use or value of the property in the operation of the business of the Company and its Subsidiaries, taken as a whole.

         (j) Leases. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and none of them is in default.

         (k) Franchises. Patents, Trademarks and Other Rights. The Company and each Subsidiary have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others.

         (l) Status of Notes and Sale of Notes. (1) The Notes have been duly authorized on the part of the Company and, when issued, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by general principles of equity. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action and (iii) are legal and will not result in any breach of any of the provisions of, or constitute a default under, conflict with or result in the creation of any lien or encumbrance upon any property of the Company or any Subsidiary under the provisions of, any charter instrument, bylaw, loan agreement, indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

         (2) Upon issuance of the Notes, the Notes are not, or will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

         (m) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Subsidiary is in default, and no event has occurred which with notice or passage of time or both would constitute a default, under any charter instrument, bylaw, loan agreement, indenture or other material agreement or instrurnent to which it is a party or by which it or its property may be bound nor has the Company or any Subsidiary obtained any waivers with respect to any such defaults under any loan agreements or other material agreements or instruments, except such waivers copies of which are attached as Annex V hereto.

         (n) Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, nor their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes or compliance with the terms hereof or thereof.

         (o) Taxes. (i) All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods. The Company does not know of any proposed additional tax assessment against it or of any basis for one which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                 (ii) The respective Federal income tax liabilities of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years to and including the taxable year ended December 31,1987 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The consolidated provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

         (p) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         (q) Private Offering. Neither the Company nor NationsBanc Capital Markets Inc. ("NCMI") (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 45 institutional investors, including the Purchasers, referred to in a letter from NCMI dated December 15, 1993 (the "Offeree Letter"), a copy of which has been delivered to your special counsel, each of whom was offered all or a portion of the Notes at private sale for investment. In making the representation with respect to NCMI in the preceding sentence, the Company has relied solely on the Offeree Letter. The

Company agrees that neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

         (r) Effect of Other Instruments. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which has or might have (i) a Material Adverse Effect on the Company or any Subsidiary or (i) a material adverse effect on the Company's ability to perform its obligations under this Agreement and the Note.

         (s) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes to provide for the acquisition of the capital stock of Conway Enterprises (approximately $25,000,000), certain assets and liabilities of International Envelope Company (approximately $ 13,000,000) and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

         (t) Condition of Property. All of the facilities of the Company and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business.

         (u) Books and Records. The Company and each of its Subsidiaries maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in accordance with generally accepted accounting principles and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (v) Full Disclosure. The Private Placement Memorandum dated September, 1993, including all exhibits and appendices thereto (the "Private Placement Memorandum"), previously furnished to you contains a full and complete description of the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries. Neither the Private Placement Memorandum, including any exhibits and appendices thereto, nor the financial statements referred to in Paragraph (d) of this

Section 3.1, nor this Agreement, nor any other statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known, or which, with reasonable diligence would be known, by the Company which the Company has not disclosed to you in writing which has or, so far as the Company can now foresee, might have (i) a Material Adverse Effect on the Company or any of its Subsidiaries or (ii) a material adverse effect on the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

         (w) Indebtedness. The Company and the Restricted Subsidiaries have no Indebtedness outstanding as of the date hereof and as of the Closing Date other than as set forth on Annex III.

         (x) Solvency. The Company and its Subsidiaries, individually, and the Company and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent. For purposes hereof, "Solvent" shall mean, with respect to any Person on any date of determination, that on such date: (a) to the best of such Person's knowledge, the sum of such Person's assets, at a fair valuation, exceeds its debts; (b) such Person has not incurred, has not intended to incur and does not believe that it will incur debts beyond its ability to pay such debts as such debts mature; and (c) such Person's assets do not constitute unreasonably small capital with which to conduct its business. For purposes hereof debt means any liability on a "claim" and "claim" means: (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         3.2 Representations of the Purchasers. (a) Each of you represent, and in entering into this Agreement the Company understands, that you are acquiring such Notes for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of your property shall at all times be and remain within your control. You acknowledge that the Notes have not been registered under the Securities Act and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

         (b) Each of you acknowledge that you are an Institutional Holder. Each of you further acknowledge that the Company has made available to you a copy of the Private Placement Memorandum dated September 1993 relating to the issuance and sale of the Notes.

         (c) You further represent that either: (i) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you; or (ii) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of

1974 ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended; or (iii) all or a part of such funds constitute assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (iii) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organizations are deemed to be a single plan). As used in this Section, the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.


Section 4. CLOSING CONDITIONS

         Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement or otherwise made in connection herewith shall be true and correct on the Closing Date and you shall receive from the Company a certificate dated such Closing Date, and executed by the President or the Chief Financial Officer of the Company to such effect.

         4.2 Legal Opinions. You shall receive from Gardner, Carton & Douglas, who are acting as your special counsel in this transaction, and from Long, Aldridge & Norman, counsel of the Company, their respective opinions, addressed to you dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits B and C, respectively, hereto.

         4.3 Events of Default. No event shall have occurred and be continuing on the Closing Date which would constitute a Default or an Event of Default, and the Company shall have delivered to you on the Closing Date a certificate signed by the President or the Chief Financial Officer of the Company to such effect.

         4.4 Sale of Notes. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date to the Purchasers pursuant to this Agreement.

         4.5 Legality of Investment. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

         4.6 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         4.7 Payment of Fees and Expenses. The Company shall have paid all of your fees and expenses, including without limitation the fees and expenses of your special counsel, incurred through the Closing Date and incident to all proceedings in connection with, transactions contemplated by, and documents incident to this Note Agreement and the Notes.

         4.8 Private Placement Number. A private placement number shall have been obtained from Standard & Poor's Corporation.

         4.9 Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this Section 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
Section 4.9 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.


Section 5. COMPANY AND NOTEHOLDER COVENANTS

         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         5.1 Corporate Existence. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business and will use, and will cause each Subsidiary to use, its best efforts to maintain and preserve all of its rights, powers, privileges and franchises which in the good faith opinion of the Board of Directors of the Company continue to be advantageous to the Company and its Subsidiaries, provided that the foregoing shall not prevent any transaction permitted by Section 5.11.

         5.2 Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage in such forms and amounts and against such risks, including without limitation insurance with respect to its property, the operation thereof and its business against casualties, contingencies and risks and insurance against loss or damage from such hazard and risks to the person or property of others, as are customary for corporations similarly situated and engaged in the same or a similar business and owning and operating similar properties. All such insurance shall be carried with financially sound and reputable insurers. A summary of insurance presently in force is set forth in Annex IV hereto.

         5.3 Taxes, Claims for Labor and Materials, and Compliance with Laws. The Company will promptly pay and discharge when due, and will cause each Subsidiary promptly to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary or upon properties leased by it (but only to the extent required to do so by the applicable lease), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary and any material interference with the use thereof by the Company or such Subsidiary and (ii) the Company or such Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto. The Company will comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject and the failure with which to comply could result in a Material Adverse Effect, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions.

         5.4 Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         5.5 Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

         5.6 Nature of the Business. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         5.7 Net Worth. The Company will maintain Consolidated Net Worth as of the end of each fiscal quarter at an amount not less than the sum of (a) $95,000,000, plus (b) 25% of Consolidated Net Income, calculated on a cumulative basis, for each of the fiscal years and each interim fiscal quarter of the Company commencing after September 30, 1993, provided however that, for purposes of this Section 5.7, Consolidated Net Losses in any such fiscal year or interim fiscal quarter shall not be applied to reduce such accumulated Consolidated Net Income.

         5.8 Funded Debt. The Company will not, at any time, permit Consolidated Funded Debt to exceed 50% of Consolidated Net Capitalization.

         5.9 Subsidiary Funded Debt. The Company will not permit any Restricted Subsidiary to create, assume, incur, guarantee or permit to exist any Funded Debt other than: (a) Funded Debt of any Restricted Subsidiary owing to the Company or to other Restricted Subsidiaries; (b) existing Funded Debt described in Annex III hereto; and (c) Funded Debt which, after giving effect thereto and to the application of the proceeds thereof, would not result in (i) the aggregate outstanding principal amount of Funded Debt issued by Restricted Subsidiaries (excluding Funded Debt incurred or existing pursuant to clauses
(a) and (b) of this Section 5.9) plus (ii) Indebtedness secured by Liens incurred pursuant to Section 5.10(i), to exceed 15% of Consolidated Tangible Net Worth; provided that the Company shall at all times remain in compliance with Section 5.8.

         5.10 Limitations on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

         (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 5.3;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

         (c) any mechanic's, materialmen's, warehousemen's, supplier's or vendor's lien or right in respect thereof, and deposits, pledges or liens to secure statutory obligations or surety bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings that will prevent a forfeiture or sale of any property and an adequate book reserve shall have been set aside with respect thereto;

         (d) exceptions in the nature of easements, rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which customarily exist on properties of such kind and which do not materially impair their use and/or value in the operation of the business of the Company and its Restricted Subsidiaries;

         (e) Liens existing as of the date hereof, securing Indebtedness of the Company or any Restricted Subsidiary outstanding on such date, which are listed in the attached Annex II;

         (f) Liens incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of tangible personal property or real property, including Liens existing on such property at the time of the acquisition thereof by the Company or a Restricted Subsidiary, provided that (i) the Lien shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such property (as determined in good faith by the Board of Directors of the Company), or in the case of any such Lien created or incurred in connection with any issue of industrial development bonds or pollution control financing 100% of the lesser of the total purchase price or fair market value at the time of such issuance of the projects or facilities being financed or, in the case of any Capitalized Lease, 100% of the total purchase price or fair market value at the time of entering into the Capitalized Lease of the property subject to such Capitalized Lease,
(iii) such Lien is incurred with respect to such fixed assets at the time of, or within 90 days after, such acquisition; and (iv) the aggregate amount of Indebtedness secured by Liens pursuant to this paragraph (f) does not exceed 20% of Consolidated Tangible Net Worth;

         (g) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by Liens permitted by paragraphs (e) and (f) above; provided there is no increase in the outstanding principal amount of Indebtedness secured thereby and any new Liens attached only to the same property theretofore subsequent to such earlier Lien;

         (h) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; and

         (i) Liens which are not permitted by the foregoing paragraphs (a) through (h) above, and which are incurred to secure Indebtedness; provided that
(y) the aggregate
         principal amount of Indebtedness so secured and incurred pursuant to this paragraph (i) plus (z) Subsidiary Funded Debt incurred pursuant to Section 5.9(c) shall not, in the aggregate, exceed 15% of Consolidated Tangible Net Worth.

         5.11 Merger or Consolidation. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other Person, except that

         (a) The Company may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

                   (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes and this Agreement;

                  (ii) There shall exist no Default or Event of Default; and

                 (iii) The Company or such successor corporation could incur at least $1.00 of additional Funded Debt pursuant to Section 5.8.

         (b) Any Restricted Subsidiary may (i) merge into the Company or another Wholly-Owned Restricted Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or to another Wholly-Owned Restricted Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Restricted Subsidiary, provided in each such instance that there shall exist no Default or Event of Default.

         (c) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.11, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

         (d) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                   (i) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted
         Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

                 (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

                (iii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                 (iv) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

                  (v) such sale or other disposition of the assets of the Company and its Subsidiaries is permitted by Section 5.12.

         5.12 Sale of Assets. During any fiscal year, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Company or a Wholly-Owned Restricted Subsidiary (collectively a "Disposition"), if after giving effect to such Disposition, (i) the aggregate book value of all Dispositions made during such fiscal year would exceed twenty percent (20%) of Consolidated Tangible Net Worth as of the end of the immediately preceding fiscal year or (ii) the Consolidated Net Income derived from all such assets sold, leased, transferred or otherwise disposed of contributed in excess of 20% of Consolidated Net Income determined as of the end of the Company's preceding fiscal year. Notwithstanding the foregoing, the Company may make a Disposition in excess of the aforesaid percentages if the Company shall, within 180 days after such Disposition, use the net proceeds from the sale of such assets to invest in other tangible property and of at least equivalent value for use in the business of the Company and its Restricted Subsidiaries. For purposes of this Section 5.12, sales of or realization on accounts receivable which have been delinquent for no less than 90 days shall not constitute Dispositions; provided, however, that such sales or realization shall not exceed, in the aggregate, 10% of Consolidated Net Income as of the end of the immediately preceding fiscal year.

         5.13 Repurchase of Notes. Except as otherwise provided in Section 2.4, neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made in writing to each holder of Notes at the time outstanding to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company, any Subsidiary or Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes and no Notes shall be issued in substitution therefor.

         5.14 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         5.15 ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now or hereafter existing, will comply in all material respects with ERISA and other applicable laws.

         (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                   (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                  (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                 (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or other, of the Company or any of its Subsidiaries.

         (c) Upon the request of you or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

         5.16 Financial Reports and Rights of Inspection. The Company will furnish by overnight courier to each other Institutional Holder of the then outstanding Notes (in duplicate if so requested):

         (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, copies of:

                  (i) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

                 (ii) consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year; and

                (iii) consolidated statements of changes in stockholder's equity of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) subject to normal year-end adjustments and certified as complete and correct and as fairly presenting the financial condition and results from operations of the Company and its Restricted Subsidiaries by an authorized financial officer of the Company;

         (b) Annual Statements. As soon as available and in any event within 120 days after the last day of each fiscal year of the Company, copies of:

                  (i) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the end of such fiscal year, and

                 (ii) consolidated statements of income, cash flows and changes in stockholder's equity of the Company and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated and consolidating figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reasons of any limitation as to scope) of Deloitte & Touche, or any other firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for noted changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (c) Summary Consolidating Information. On the dates that the Company provides the quarterly and annual statements to the Noteholders required by paragraphs (a) and (b) above, the Company shall also provide to the Noteholders summary consolidating financial information for the Company and each Restricted Subsidiary (whether now or hereafter designated) in the form attached hereto as Annex VI;

         (d) Audit Reports. Promptly upon receipt thereof, delivered by overnight courier, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary, and the Company's or such Subsidiary's written response, if any, thereto;

         (e) SEC and Other Reports. Promptly upon their becoming available, delivered by overnight courier, one copy of each report, and any registration statement or prospectus filed by the Company or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Restricted Subsidiaries;

         (f) Materials Sent to Stockholders. Promptly upon their becoming available, delivered by overnight courier, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to stockholders generally;

         (g) Officers' Certificates. Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Company, delivered by overnight courier, stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.7 through Section 5.12, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company has taken, is taking or proposes to take with respect thereto;

         (h) Accountant's Certificates. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, delivered by overnight courier, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

         (i) Litigation. Within 15 days after the Company obtains knowledge thereof, notice, delivered by overnight courier, of any pending or threatened litigation not fully covered by insurance or as to which an insurance company has not accepted liability or governmental proceeding against the Company or any Restricted Subsidiary in which the damages sought exceed $5,000,000, individually or in the aggregate, or which might otherwise materially adversely affect the business, operations or condition, financial or other, of the Company or any of its Restricted Subsidiaries; and

         (j) Requested Information; Inspections: Confidentiality. (i) With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

                 (ii) Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such holder may designate), to visit and inspect any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection so long as no Default or Event of Default shall have occurred and be continuing.

                 (iii) You and each other Noteholder agrees to treat any information obtained by such Person pursuant to this Section 5.16 which is marked and otherwise treated as confidential by the Company as confidential; provided, however, that nothing herein contained shall limit or impair the right or obligation of any holder of the Notes to disclose such information:
(i) to its directors, auditors, attorneys, employees or agents who would have access to such information in the normal course of the performance of such Person's duties, (ii) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (iii) as may be required in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Noteholder or to the National Association of Insurance Commissioners or similar organizations or their successors, (iv) in connection with the enforcement of the terms and conditions of this Agreement and the Notes, (v) which is publicly available or readily ascertainable from public sources, or which is received by any Noteholder of the Notes from a third Person who or which is not bound to keep the same confidential, (vi) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, (vii) to the extent necessary in connection with any contemplated transfer of any of the Notes by a Noteholder or (viii) to any other holder of the Notes.

         5.17 Filings with S&P and NAIC. The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation ("S&P") in connection with obtaining a "private placement number" from S&P. The Company further consents to the furnishing to the

National Association of Insurance Commissioners of copies of the audited consolidated financial statements referred to in Paragraph (b) of Section 5.16.

         5.18 Information to Prospective Purchasers. In the case that the Company is not subject to Section 13 or l 5(d) of the Securities Exchange Act of 1934, as amended, the Company agrees, upon the request of any Institutional Holder, to deliver to the Institutional Holder and any prospective purchaser designated by such Institutional Holder promptly following the request of such Institutional Holder or such prospective purchaser the following information:

                  (i) a brief statement of the nature of the business of the Company and the products and services it offers, current as of a date within 11 months of such request;

                 (ii) the audited financial statements of the Company referred to in Paragraph (b) of Section 5.16 for the most recent fiscal year for which such financial statements are required to be delivered pursuant to Paragraph (b) of Section 5.16 and for the two immediately preceding fiscal years;

                (iii) unaudited financial statements of the Company referred to in Paragraph (a) of Section 5.16 for the most recent fiscal period for which such financial statements are required to be delivered pursuant to Paragraph (a) of Section 5.16 and for the comparable fiscal period for each of the two immediately preceding fiscal years; and

                 (iv) such other information which the Institutional Holder or the prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.



Section 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR

         6.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

         (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

         (b) DEFAULT SHALL occur in the making of any required prepayment on any of the Notes as provided in Section 2.1 or in the making of any other payment of the principal of any Note or the Make-Whole Amount thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

         (c) Default shall be made in the payment of the principal of or interest or premium on Indebtedness of the Company or any Restricted Subsidiary aggregating in excess of $2,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

         (d) Default or the happening of any event shall occur under any indentures, agreements, or other instruments under which any Indebtedness of the Company or any Restricted Subsidiary aggregating in excess of $2,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of Indebtedness of the Company or any Restricted Subsidiary outstanding thereunder; or the sums due thereunder shall have been accelerated and such acceleration shall not have been annulled or rescinded; or

         (e) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 5.7 through 5.12, inclusive; or

         (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 calendar days after such default shall have become known to any offlcer of the Company; or

         (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue as of the date of the issuance or making thereof; or

         (h) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $2,000,000 shall be entered or filed against the Company or any Restricted Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 30 days after the Company receives notice thereof; or

         (i) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder; or

         (j) The Company or any Restricted Subsidiary shall

                 (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                  (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                   (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                    (v) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 45 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                   (vi) be subject to the institution against it of bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings pursuant to the Bankruptcy Laws or any other proceedings for judicial modification or alteration of the rights of creditors, which proceedings are not dismissed within 60 days after such institution or which otherwise result in the Company or such Restricted Subsidiary being finally adjudicated a bankrupt or insolvent; or

                  (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception;

         6.2 Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of Section 6.1 has occurred and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (c) through (i), both inclusive, of said Section 6.1 has occurred and is continuing, the holder or holders of 25 % or more of the principal amount of the Notes at the time outstanding may, by notice in writing, declare the entire principal, together with the Make-Whole Amount set forth below, and all interest accrued on all Notes, to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) of Section 6.1 has occurred and is continuing, all of the Notes, together with the Make-Whole Amount set forth below and all interest accrued thereon, shall automatically become forthwith due and payable, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, as liquidated damages, a premium equal to the Make-Whole Amount. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection or enforcement of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         6.3 Rescission of Acceleration. The provisions of Section 6.2 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default, the holders of 67 % in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

         (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

         (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or Make-Whole Amount on the Notes which has become due and payable solely by reason of such declaration under Section 6.2) shall have been duly paid; and

         (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

         6.4 Other Remedies. If any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

         6.5 Conduct No Waiver: Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the Make-Whole Amount, if any, or interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attomeys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

         6.6 Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

         6.7 Notice of Default. With respect to Events of Default or claimed defaults, the Company will give the following notices:

         (a) The Company promptly, but in any event within three Business Days, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such Default or Event of Default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

         (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.


Section 7. AMENDMENTS, WAIVERS AND CONSENTS

         7.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 67% in aggregate principal amount of Notes then outstanding; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or Make-Whole Amount or reduce the principal amount of any Note or the Make-Whole Amount, if any, or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or (iv) which will change any of the provisions of Section 2.6, 2.7, 5.13 or 6 or this Section 7.

         For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate of any thereof, shall not be deemed outstanding.

         7.2 Effect Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         7.3 Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 7 shall be delivered by the Company to each holder of outstanding Notes within fifteen
(15) days of the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Except as otherwise provided in Section 2.4, the Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of the Agreements unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all the Notes then outstanding.


Section 8. INTERPRETATION OF AGREEMENT; DEFINITIONS

         8.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "affiliate" shall mean, as to any particular Person other than the Company, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Business Day" shall mean a day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions in Chicago, Illinois or Atlanta, Georgia are authorized by law to close.

         "Capitalized Lease" shall mean any lease of property, real or personal, the obligation for Rentals with respect to which is required to be capitalized in accordance with generally accepted accounting principles.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

         "Change in Control" shall mean the acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership of securities representing more than 30% of the combined voting power of the Company's Voting Stock, determined on the date prior to the date of such acquisition. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Consolidated Funded Debt" as of any date of determination thereof shall mean Funded Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Net Capitalization" shall mean, on a consolidated basis for the Company and its Restricted Subsidiaries, total assets (excluding minority interests) less investments (including minority interests) in and loans to Unrestricted Subsidiaries, less all items that would appear on the liability side of a balance sheet except capital stock, surplus and Funded Debt, all determined in accordance with generally accepted accounting principles.

         "Consolidated Net Income" or "Consolidated Net Loss" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period, less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

         (a) any gains or losses on the sale or other disposition (other than in the ordinary course of business) of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b) the proceeds of any life insurance policy on the life of any officer, director or employee of the Company or any of its Restricted Subsidiaries;

         (c) net income and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

         (d) net income and losses of any corporation (other than a Restricted Subsidiary), substantially all of the assets of which have been acquired by the Company or any Restricted Subsidiary in any manner, realized by such other corporation prior to the date of such acquisition;

         (e) net income and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

         (f) net income of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net income shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

         (g) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

         (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

         (i) any deferred or other credit representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary;

         (j) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary;

         (k) any reversal of any contingency reserve, except to the extent that provisions for such contingency reserve shall have been made from income arising during such period; and

         (l) any other extraordinary gain.

         "Consolidated Net Worth" shall mean Consolidated Net Capitalization less Consolidated Funded Debt, all determined in accordance with generally accepted accounting principles.

         "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as such in accordance with generally accepted accounting principles; provided, however, that, in computing Consolidated Tangible Net Worth, the Company shall include intangible assets in an amount equal to $16,000,000.

         "Current Debt" shall mean all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets, the final maturity of which Indebtedness is one year or less from the date of determination.

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6. 1.

         "Determination Date" shall mean the date which is three (3) business days before the date fixed for a prepayment pursuant to Section 2.2, 2.3 or 2.4 or the date of declaration of acceleration pursuant to Section 6.2.

         "Event of Default" shall have the meaning assigned thereto in Section 6.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         "FASB 106" shall mean Statement of Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, issued by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding current maturities which are included as current liabilities on the balance sheet of such Person prepared in accordance with generally accepted accounting principles, (ii) all Capitalized Rentals, (iii) all Guaranties of Funded Debt of others and (iv) the amount by which Current Debt outstanding (if any) at the last day of a thirty day period within the previous twelve months representing the lowest daily levels of Current Debt for a thirty day period during such previous twelve months exceeds zero; provided, however, that Funded Debt shall not include any policy loans against the cash value of life insurance policies which are reflected on a net asset basis in accordance with generally accepted accounting principles.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain fixed charge coverage or working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Guaranties, (v) Capitalized Rentals under any Capitalized Lease and (vi) any recourse obligations arising upon a sale of assets. For the purpose of computing "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of indebtedness or other securities, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

         "Institutional Holder" shall mean any bank, trust company, insurance company, pension fund, investment company or other financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A, which is or becomes a holder of any Note.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capitalized Leases), and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         "Make-Whole Amount" shall mean at any Determination Date with respect to Notes being prepaid pursuant to Section 2.2, 2.3 or 2.4 or paid as a result of the existence of an Event of Default pursuant to Section 6.2, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the present value of the remaining principal and interest payments to become due (exclusive of accrued interest on the Notes through the date of prepayment) on the Notes to be prepaid, all determined by discounting such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of the Notes on such series then to be paid or prepaid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of the Notes, the Make-Whole Amount is zero.

         "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects and profits, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         "Non-Fundamental Change" shall mean any amendment, waiver, modification or alteration to this Agreement except one (i) which will change the time of payment (including any prepayment required by Section 2.1 ) of the principal of or the interest on any Note or Make-Whole Amount or reduce the principal amount of any Note or the Make-Whole Amount, if any, or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, waiver, modification or alteration or (iv) which will change any of the provisions of Section 2.6, 2.7, 5.13 or 6 or Section 7.

         "Non-Fundamental Change Request" shall mean any written request for the Noteholders to consent to a Non-Fundamental Change pursuant to Section 7.1. Each Non-Fundamental Change Request shall (i) request a written consent of the Noteholders to the Non-Fundamental Change within not less than 10 days nor more than 30 days after the date on which such Non-Fundamental Change Request was received by such Noteholder and (ii) state that, unless the Company receives a written consent from such Noteholder to the Non-Fundamental Change within the time specified in such Non-Fundamental Change Request, the Company may prepay all Notes held by each non-consenting Noteholder in accordance with Section 2.4.

         "Noteholders" shall mean any holder of a Note.

         "Person" shall mean an individual, partnership, corporation, trust, estate or unincorporated organization, and a government or agency or political subdivision thereof.

         "Reinvestment Yield" shall mean the sum of (i) the yield set forth on page "USD" of the Bloomberg Financial Markets Service at 11:00 a.m. Central Time on the Determination Date opposite the maturity of the U.S. Treasury Security corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid, plus (ii)
(A) .50 of 1% with respect to Notes to be prepaid pursuant to Section 2.2 or
2.4 or Notes the payment of which has been accelerated with premium pursuant to
Section 6.2 or (B) .75 of 1% with respect to Notes to be prepaid pursuant to
Section 2.3. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods to the nearest month).

         "Rentals" shall mean and include all rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, and similar charges.

         "Restricted Subsidiary" shall mean any Subsidiary in which the Company or its Restricted Subsidiaries owns 80% or more of the Voting Stock and which is not an Unrestricted Subsidiary.

         "Rule 144A" shall mean Rule 144A promulgated pursuant to the Securities Act, as such rule may be amended from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and as it may be further amended from time to time.

         "Senior Funded Debt" shall mean the Notes and any other Funded Debt which is not expressed to be subordinate or junior in right of payment to any other Indebtedness of the Company.

         "Subsidiary" shall mean a subsidiary of the Company; "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned or controlled by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

         "Unrestricted Subsidiary" shall mean any Subsidiary that has been designated by the Company's Board of Directors as an Unrestricted Subsidiary, provided that the Subsidiary has not been previously designated as a Restricted Subsidiary and at the time of such designation (i) the Subsidiary so designated neither owns, directly or indirectly, any Funded Debt or capital stock of any Restricted Subsidiary and (ii) immediately thereafter the Company could incur an additional $1 of Funded Debt pursuant to Section 5.8.

         "Voting Stock" shall mean the capital stock of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors of such corporation, or Persons performing similar functions (irrespective of whether or not at the time stock of any class shall have or might have special voting power or rights by reason of the happening of any contingency). Reference to a percentage of Voting Stock shall mean a percentage of the votes represented by such Voting Stock and not to the number of shares if there are classes of Voting Stock possessing different voting rights.

         "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, foregone by such prepayment of the Notes, calculated prior to the making of any such prepayment of the Notes by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         "Wholly-Owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

         8.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force in the United States from time to time, except where such principles are inconsistent with the requirements of this Agreement.

         8.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         8.4 Valuation Principles. Except when indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.



Section 9. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES

         9.1 Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"). The names and addresses of the holders of the Notes, the transfer of Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 9. Payment of or on account of the principal, Make-Whole Amount, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         9.2 Exchange of Notes. At any time, and from time to time, upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 10.3, the Company shall execute and deliver in exchange therefor, without expense to the holder, except as set forth below, one or more new Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in authorized denominations, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered
Note), registered in the name of such Person or Persons, or order, as may be designated by such holder in writing, and otherwise of the same form and tenor as the Notes so surrendered for exchange. Every Note surrendered for transfer of registration shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. The Notes are issuable only in fully registered form and in denominations of at least $500,000 (or the remaining outstanding balance if less than $100,000).

         9.3 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver, without expense to the holder thereof, a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any other Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.



Section  10. MISCELLANEOUS

         10.1 Expenses. Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to out-of-pocket expenses, S&P filing fees in connection with obtaining a "private placement number," the reasonable charges and disbursements of Gardner, Carton & Douglas, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all similar expenses relating to any amendment, waivers or consents pursuant to the provisions hereof The Company also agrees that it will pay and save you harmless from and against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Note), whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. The obligations of the Company under this Section 10.1 and the obligations of the Company to pay costs and expenses under Sections 5.16, 6.2 and 6.5 shall survive the retirement of the Notes.

         10.2 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof shall extend to or affect any obligation or right not expressly waived or consented to.

         10.3 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and, if to you, by facsimile, followed by overnight courier delivery for which a signed receipt was obtained, addressed (i) if to you, to your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note may designate to the Company in writing, and (ii) if to the Company, to American Business Products, Inc., 2100 River Edge Parkway, Suite 1200, Atlanta, Georgia 30328, Attention: Chief Financial Officer, or to such other address as the Company may in writing designate to you or the holders of the Notes.

         10.4 Reproduction of Documents. This Agreement and all documents relating hereto, including without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of the purchase of the Notes, and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction (except of the Notes themselves) which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

         10.5 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

         10.6 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (ii) shall survive the closing and the delivery of this Agreement and the Notes.

         10.7 Integration; Severability. This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid, illegal or unenforceable.

         10.8 Governing Law Consent to Jurisdiction. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Illinois. THE COMPANY IRREVOCABLY AGREES THAT, SUBJECT TO THE NOTEHOLDER'S SOLE AND ABSOLUTE CONSENT TO A CONTRARY JURISDICTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, COUNTY OF COOK, STATE OF ILLINOIS. THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY, COUNTY AND STATE. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE COMPANY BY THE NOTEHOLDERS IN ACCORDANCE WITH THIS PARAGRAPH.

         10.9 Headings. The descriptive headings of the various Sections or parts of this agreement are for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.

         10.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         10.11 Agent's Fee. The Company agrees to pay, and agrees the Purchasers shall have no obligation to pay, any fees and expenses due and owing to any person, firm or corporation for services of such person, firm or corporation as agent, broker or dealer for the Company with respect to the offer and sale of the Notes.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                              AMERICAN BUSINESS PRODUCTS, INC.


                              By: /s/ Thomas R. Carmody
                                  ---------------------------
                              Title: President


                              ALLSTATE LIFE INSURANCE COMPANY


                              By: /s/ Patricia W. Wilson
                                  ---------------------------


                              By: /s/ Gary W. Fridley
                                  ---------------------------
                                  Authorized Signatories


                              AID ASSOCIATION FOR LUTHERANS


                              By: /s/ James Abitz
                                  ---------------------------
                              Title: Vice President-Securities



                              NATIONWIDE LIFE INSURANCE COMPANY


                              By: /s/ Jeffrey G. Milburn
                                  ---------------------------
                              Title: Vice President
                                     Corporate Fixed-Income Securities


                              EMPLOYERS LIFE INSURANCE COMPANY
                              OF WAUSAU


                              By: /s/ Jeffrey G. Milburn
                                  ---------------------------
                              Title: Attorney-in-Fact

                                   SCHEDULE I

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                     Principal Amount of Notes
- -----------------------------                     -------------------------
                                                        $20,000,000
Allstate Life Insurance Company
Suite G4A
2880 Sanders Road
Northbrook, Illinois 60062
Attn: Investment Operations
      Private Placements
Telephone: (708) 402-8709
Telecopy: (708) 402-7331

All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

          BBK = Harris Trust and Savings Bank
                ABA #071000288
          BNF = Allstate Life Insurance Company
                Collection Account #168-117-0
          ORG = American Business Products, Inc.
          OBI = DPP (PPN: 024763 A@3)
                Payment Due Date (MM/DD/YY)-
                P______ (Enter "P" and amount of principal being remitted, for example, P5000000.00) (Enter "I" and amount of interest being remitted, for example, I225000.00)

          Securities to be delivered to:

                 Harris Trust and Savings Bank
                 111 West Monroe Street
                 Master Trust Department, 5E
                 Chicago, Illinois 60690
                 Attention: Lisa Cox
                 For Allstate Life Insurance Company/
                 Safekeeping Account No. 23-91317

          All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

                 Allstate Life Insurance Company
                 Private Placements Department
                 Suite J2A
                 3100 Sanders Road
                 Northbrook, IL 60062



Tax ID #36-2554642

                                   SCHEDULE I
                                   ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                         Principal Amount of Notes
- -----------------------------                         -------------------------

Aid Association for Lutherans                              $15,000,000
4321 North Ballard Road
Appleton, Wisconsin 54919
Attn:  Investment Accounting

       All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer as follows:

              Harris Trust and Savings Bank, Chicago
              ABA #071-000-288
              A/C #109-211-3
              Attn: Trust Collection/P&I
              Ref. Information
              Security Description
              PPN: 024763 A@3
              Payable Date
              Principal & Interest breakdown
              Interest rate for variable rate

       Securities to be delivered to:

              Ms. Polly Jozefczyk
              Investment Manager Relations - 5W
              Harris Trust and Savings Bank
              111 West Monroe Street
              Chicago, IL 60690

       All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

              Harris Trust and Savings Bank
              Institutional Custody - 5E
              111 West Monroe Street
              Chicago, IL 60690-0755

        All other communications to:

                Aid Association for Lutherans
                Attention: Investment Department
                4321 North Ballard Road
                Appleton, WI 54919



Tax ID #39-0123480

                                   SCHEDULE I
                                   ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                   Principal Amount of Notes
- -----------------------------                   -------------------------

Nationwide Life Insurance Company                     $10,000,000
One Nationwide Plaza (1-32-09)
Columbus, Ohio 43215-2220
Attn: Corporate Money Management

       All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer as follows:

               Society National Bank/Cleveland
               900 Euclid Avenue
               Cleveland, Ohio 44115
               ABA: #041001039

               For the account of Nationwide Life Insurance Company Account #1000-52-9588

       Securities to be delivered to:

               Mr. Anthony E. Hunter
               Huntington Trust Company, N.A.
               7575 Huntington Park Drive HM0221
               Columbus, Ohio 43235

       All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

               Nationwide Life Insurance Company
               One Nationwide Plaza (1-33-07)
               Columbus, Ohio 43215-2220
               Attention: Corporate Fixed-Income Securities
               Phone Number: 614-249-7882
               FAX Number: 614-249-4553

Tax ID #31-4156830

                                   SCHEDULE I
                                   ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                   Principal Amount of Notes
- -----------------------------                   -------------------------

Employers Life Insurance Company of Wausau             $3,000,000
2000 Westwood Avenue
Wausau, Wisconsin 54401
Attn:  Ms. Lorraine Moran

       All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer as follows:

               Firstar Bank Milwaukee, N.A.
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202
               ABA: #75000022

               For credit to Firstar Trust Company
               Account #112-950-027

               For further credit to Employers Life Insurance
                 Company of Wausau
               Account #0557511

       Securities to be delivered to:

               Firstar Bank Milwaukee, N.A.
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202
               Attn: Securities Dept. - Clybourn Level

       with a copy of the Note sent to:

               Employers Life Insurance Company of Wausau
               2000 Westwood Avenue
               Wausau, Wisconsin 54401
               Attention: Ms. Lorraine Moran

       All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

              Employers Life Insurance Company of Wausau
              One Nationwide Plaza (1-33-07)
              Columbus, Ohio 43215-2220
              Attention: Corporate Fixed-Income Securities
              Phone Number: 614-249-7882
              FAX Number: 614-249-4553

Name of nominee in which Notes are to be registered: EMPL & CO.



Tax ID #39-1049873

                                                                       EXHIBIT A

                        AMERICAN BUSINESS PRODUCTS, INC.

                               5.77% SENIOR NOTE

                              Due December 1, 2003


                                -------------

        THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SAID ACT OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.


                                -------------

Registered Note No. R-____                               December ___, 1993
$___________



        American Business Products, Inc., a Georgia corporation (the "Company"), for value received, hereby promises to pay to _________________ or registered assigns, on the first day of December, 2003, the principal amount of _______ _____________ Dollars ($_________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of five and seventy-seven hundredths percent (5.77%) per annum from the date hereof until maturity, payable on June
1 and December 1 in each year, commencing June 1, 1994, and at maturity, and to pay interest on overdue principal, Make-Whole Amount (as defined in the Note Agreement hereinafter defined) and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the arithmetic mean of the rates of interest published for the 5 Business Days preceding the applicable payment date by The Wall Street Journal (or any successor publication) under the caption "Money Rates -- Prime Rate" plus two percent
(2%) or (b) seven and seventy-seven hundredths percent (7.77%) per annum after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the Make-Whole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.9 of the Note Agreement.

        This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of December 1, 1993, entered into between the Company and the Purchasers listed on Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

         As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on December 1 of each year, commencing December 1, 1997 and certain optional prepayments, some of which are with a Make-Whole Amount.

         Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

         This Note and said Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.



                                     AMERICAN BUSINESS PRODUCTS, INC.


                                     By:
                                         ------------------------------
                                     Its:




                                     -2-